SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Rule 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 14, 2018

Zymeworks Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38068	47-2569713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 540, 1385 West 8th Avenue, Vancouver, British Columbia, Canada	V6H 3V9
(Address of principal executive offices)	(Zip Code)

(604) 678-1388
(Registrant’s telephone number, including area code)

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

ITEM 8.01  OTHER EVENTS

The following information is filed pursuant to Item 8.01, “Other Events.”

On November 14, 2018, Zymeworks Inc. announced the presentation of updated ZW25 clinical data by Murali Beeram, MD, a clinical investigator at the START Center for Cancer Care, San Antonio, Texas. Data from Zymeworks’ ongoing multi-center Phase 1 study showed single agent ZW25, a bispecific antibody, induced anti-tumor activity and was well tolerated in heavily pretreated patients with a variety of HER2-expressing cancers.

The presentation is part of the Symposium on Molecular Targets and Cancer Therapeutics sponsored by the European Organization for Research and Treatment of Cancer, the National Cancer Institute and the American Association for Cancer Research.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by Zymeworks Inc. on November 14, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: November 14, 2018	By:	/s/ Neil Klompas
	Name:	Neil Klompas
	Title:	Chief Financial Officer